                                  EXHIBIT 23.1

                         Consent of Arthur Andersen LLP


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 12, 1996, on our audit of the financial statements of Central Florida Eye Associates, P.A.; dated July 12, 1996, on our audit of the financial statements of South Texas Retina Consultants, P.A.; dated April 5, 1996, on our audit of the financial statements of Physicians Resource Group, Inc.; dated March 3, 1995, on our audit of the financial statements of Physicians Resource Group, Inc. - Founding Affiliated Practices; dated March 8, 1996, on our audit of the financial statements of Barnet Dulaney Eye Center, P.L.L.C.; dated November 21, 1995, on our audit of the financial statements of Physicians Resource Group, Inc. - Selected Acquisition Practices; dated April 12, 1996, on our audit of the financial statements of Physicians Resource Group, Inc. - Certain Acquisition Practices; dated July 12, 1996, on our audit of the financial statements of The Edward Yavitz Eye Center, Ltd.; dated April 12, 1996, on our audit of the financial statements of Key Whitman/Milauskas; and dated August 9, 1996 on our audit of the financial statements of Physicians Resource Group, Inc. - Sundry Acquisition Practices, and to all references to our firm included in this registration statement.


                                    /s/ ARTHUR ANDERSEN LLP


Houston, Texas,
  August 19, 1996